UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2010

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2010, each of Vincent T. Donnelly, Anthony Ciofani, John M. Cochrane, Stephen L. Kibblehouse and John Santulli entered into a letter agreement pursuant to which they agreed to terminate their employment or severance agreement, as applicable, effective upon the closing of the merger among PMA Capital Corporation, Old Republic International Corporation and OR New Corp.  Termination of the officer employment and severance agreements is a condition to the closing of the merger, which condition has now been satisfied.

Item 5.07  Submission of Matters to a Vote of Security Holders.

           On September 21, 2010, at a Special Meeting of Shareholders of PMA Capital Corporation (the “Company”), the shareholders of the Company adopted the Agreement and Plan of Merger, dated June 9, 2010, among the Company, Old Republic International Corporation and OR New Corp.  The final voting results for the proposal to adopt the Agreement and Plan of Merger are set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,029,419	1,034,296	38,038	0

At the Special Meeting, the Company’s shareholders were also asked to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if necessary.  Because the Agreement and Plan of Merger was adopted by the Company’s shareholders, this proposal became moot.  The final voting results for this proposal are set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,334,103	2,722,205	45,443	0

Item 8.01  Other Events.

On September 21, 2010, PMA Capital Corporation issued a press release announcing that shareholders adopted the Agreement and Plan of Merger, dated as of June 9, 2010, by and among PMA Capital Corporation, Old Republic International Corporation and OR New Corp., that the Company’s officers have agreed to terminate their employment and severance agreements effective upon closing of the merger, and that the anticipated closing date of the merger is October 1, 2010.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

September 21, 2010	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release issued September 21, 2010.